Transition Agreement and General Release (“Agreement”) We Work Management LLC (the “Company”) and Jared DeMatteis, his heirs, executors, administrators, successors, and assigns (collectively referred to throughout this Agreement as “you” or “your”), agree that: 1. Resignation & Transition Period. Subject to the terms of this Agreement, the Company agrees to accept your resignation effective February 28, 2023, or a later date mutually agreed by you and the Company but in no event later than June 30, 2023 (the “Work-Through Date”). You agree that your employment with the Company will end on the earlier of: (a) the Work-Through Date; (b) the date on which you accelerate your resignation from the Company for any reason; or (c) the date on which your employment is terminated by the Company for “Cause” (as such term is defined in your Employment Agreement, executed by you on January 29, 2021 (the “Employment Agreement”)) (the earlier of (a), (b), or (c), the “Separation Date”). For the avoidance of doubt, if your Separation Date occurs for any of reasons (b) or (c) in the immediately preceding sentence, you shall not be entitled to receive any payments or benefits pursuant to paragraph 4 below. You agree that you will assist the Company with the transition of your job duties and responsibilities for the period of time between the date of this Agreement and the Separation Date (such period, the “Transition Period”) as directed by Sandeep Mathrani, Pamela Swidler, and/or Susan Catalano and/or their delegate(s). During the entirety of the Transition Period, you will continue to: (i) receive your regular base salary in accordance with customary payroll practices; (ii) be eligible to participate in the Company’s employee benefits plans, subject to the terms and conditions of such plans (provided, however, you shall not participate in any profit sharing or bonus arrangements unless otherwise specified in this Agreement); and (iii) vest in any outstanding equity awards. You acknowledge and understand that nothing in this Agreement alters the at-will nature of your employment during the Transition Period. For the avoidance of doubt, if your Separation Date and the end of the Transition Period is accelerated to a date earlier than the Work-Through Date due to your resignation or termination for Cause, you shall not be entitled to receive any further payments, or participate further in any benefit plans, or vest in any equity awards after the Separation Date or receive the transition payments and benefits pursuant to paragraph 4 below. 2. Transition from Officer Role. On February 21, 2023 (or, if earlier, the Separation Date), you will be deemed to have resigned from your positions as Chief Legal Officer, Chief Compliance Officer and Corporate Secretary and, for the remainder of the Transition Period (if any), will serve in the role of Special Counsel. You agree to sign any documents necessary to effectuate your resignation as an officer of the Company and any of its affiliates. You acknowledge and agree that neither the tendering of this Agreement nor the transition described in paragraphs 1 or 2 taking effect constitute Good Reason as defined under your Employment Agreement. 3. Outplacement Assistance. Provided that you: (i) satisfy the terms of paragraphs 1 and 2; (ii) you timely execute this Agreement; and (iii) otherwise comply with the terms of this Agreement, the Company will provide you outplacement assistance for three (3) months. This outplacement assistance will become immediately available to you once you sign this Agreement and the Agreement becomes effective in accordance with its terms. However, if such assistance is declined, no cash payment will be made in lieu of such assistance. DocuSign Envelope ID: 45D24055-EB01-44FF-B409-E1D35424D9B6

February 15, 2023 Page 2 4. Transition Benefits: Subject to your compliance with this Agreement, if you timely execute and do not revoke this Agreement and Attachment 2 (Attachment 2 must be executed on, but not before, the Separation Date), the Company will provide you with the payments and benefits set forth in this paragraph 4. a. Transition Payment. Within thirty (30) days following your Separation Date, you will receive a transition payment of $534,110.00. You acknowledge and agree that you are not eligible for a bonus for 2022 or 2023 under the WeWork Companies LLC Annual Cash Bonus Plan (including any attachments). b. Subsidized COBRA. Subject to your eligibility for, and timely election of, continued health care coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), for up to twelve (12) months after the Separation Date, the Company will subsidize your COBRA premiums to continue health care coverage (including coverage for your eligible dependents, if applicable), such that you will only be required to pay the contributions that active employees are required to pay during such period; provided that, no subsidy payments will be made with respect to any month following the date on which you either become ineligible for COBRA coverage or you become eligible for group health insurance coverage in connection with new employment (a “Disqualifying Event”). You are required to notify the Company within five (5) days of becoming aware that a Disqualifying Event has occurred or will occur. If at any time the Company determines, in its sole discretion, that the COBRA premium subsidy reasonably could result in the Company or you incurring additional costs, penalties or taxes under applicable law (including, without limitation, Section 2716 of the Public Health Service Act and Section 105(h) of the U.S. Internal Revenue Code) then in lieu of paying the COBRA premium subsidy on your behalf, the Company will instead pay to you on the last day of each remaining month for which you are entitled to the COBRA subsidy, a fully taxable cash payment equal to the COBRA subsidy for that month. For the avoidance of doubt, following the expiration of the period of subsidized COBRA set forth in this paragraph 4(b), you may continue your health insurance coverage under COBRA at your own expense to the extent permitted under applicable law. Whether you choose to elect COBRA coverage continuation is your choice, and you are encouraged to consider all of your benefits options before making any decision, as this may impact your ability to later obtain alternative coverage outside of open enrollment periods; c. Extended Exercise. The exercise period for any of your stock options that are vested and outstanding as of the Separation Date will be extended to the earlier of: (i) the ten (10) year anniversary of the applicable grant date or (ii) the twenty- four (24) month anniversary of the Separation Date. For the avoidance of doubt, if you do not timely sign this Agreement, then such vested options shall be exercisable only until the date provided in the Award Documents (as defined below). d. Outstanding Amounts. Additionally, in order to receive the benefits set forth in this paragraph 4, you agree and acknowledge that you must pay to the Company in full: (i) any amounts you owe the Company as of the Separation Date including, without limitation, any outstanding advances the Company has provided to you; and (ii) any personal expenses that you have erroneously charged to the Company including, without limitation, for personal transportation costs and/or meals (the DocuSign Envelope ID: 45D24055-EB01-44FF-B409-E1D35424D9B6

February 15, 2023 Page 3 “Outstanding Amounts”). You further agree and acknowledge that in calculating the payments and benefits to be provided hereunder, the Company may reduce such payments by the Outstanding Amounts after any tax withholdings and any other deductions, in accordance with applicable law. All charges you made to a Company credit card must be cleared before any of the payments and/or benefits set forth in paragraph 4 are provided to you. Any write-offs of any similar charges that were your responsibility but which are paid by the Company will be treated as "income" to you for tax purposes and will be reported on your Form W-2 and subject to tax, in accordance with applicable law. You will be subject to tax on this additional income. e. Taxes and Withholdings. All payments and benefits set forth in the Agreement will be paid or provided, less applicable withholding taxes, normal payroll deductions and amounts required by law to be withheld and you will be responsible for the taxes, if any, on any imputed income resulting from such payments and benefits. 5. Final Paycheck: The Company will provide you with your final paycheck for all wages, salary, reimbursable expenses, accrued but unused vacation and any similar payments due to you from the Company in accordance with Company policy, less applicable taxes and deductions, as of the Separation Date. Unless otherwise required by law, your final paycheck will be paid on or about the first payroll date following the Separation Date and otherwise in accordance with the Company’s usual payroll practices (to the extent applicable law requires sooner payment, then final payment will be issued in accordance with applicable law). Further, by executing this Agreement, you acknowledge that you have accurately reported to the Company the daily or weekly hours you worked for the Company to the extent that Company policy required you to do so; that the Company has paid you all salary, wages, and other compensation it owes you; and that you had the opportunity prior to signing this Agreement to raise to the Company any concerns or complaints about these or any other matters regarding your employment, compensation and/or affiliation with the Company and have done so. You further acknowledge that the salary you received was intended to and did pay you for all of the hours you worked. Other than as expressly agreed to in this Agreement, you acknowledge that the Company does not owe you any other amounts. 6. Benefits: Subject to paragraphs 1, 2, 3, and 4 above, your coverage under the Company health care plan will terminate on the Separation Date. You may be eligible for continuation coverage for health care benefits under COBRA. Further information regarding such benefits will be provided to you separately from the Company’s health plan administrator. 7. Equity Awards: Effective as of the Separation Date, (A) you shall immediately cease to vest in any stock options and immediately cease to time-vest in any restricted stock units (“RSUs”) previously granted to you, and (B) the unvested portion of such stock options and the portion of the RSUs which have not time-vested will be automatically canceled and forfeited by you for no consideration. If applicable, rights in respect of the portion of your equity awards that remain outstanding will continue to be governed by the equity plans and award agreements pursuant to which such awards were granted to you (including any amendments thereto) (collectively, the “Award Documents”). 8. General Release and Waiver of Claims: a. To the fullest extent permitted by law, you hereby knowingly and voluntarily release and waive any claims you may have against the Company and its DocuSign Envelope ID: 45D24055-EB01-44FF-B409-E1D35424D9B6

February 15, 2023 Page 4 current and former owners, representatives, agents, officers, shareholders, partners, members, employees, directors and agents thereof, both individually and in their business capacities, attorneys, subscribers, subsidiaries, affiliates (including, but not limited, to WeWork Companies LLC and WeWork Inc.), predecessors, successors and assigns, and the Company’s employee benefit plans and programs and their administrators and fiduciaries (collectively, the “Releasees”), whether known or not known, asserted or unasserted, that arise out of or are in any way related to events, acts, conduct or omissions occurring prior to the date that you sign this Agreement (collectively, the “Released Claims”) including, but not limited to, claims under any employment laws (including, but not limited to, claims of unlawful discharge), breach of contract (including, but not limited to, breach of any Award Documents), breach of the covenant of good faith and fair dealing, all tort claims (including, but not limited to, claims for fraud, violation of public policy, defamation, physical injury or emotional distress), claims for compensation or benefits arising out of your employment or your separation of employment (including, but not limited to, salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, or stock options, restricted stock units, profits interests or other ownership interests in the Company or any of its affiliates); except, if you are a California employee, this wage release of wage claims is limited to disputed wages; claims under any federal, state or local law, rule, regulation or ordinance, and any contract, tort, constitutional or common law claim, including, without limitation any claims or actions under the Civil Rights Act of 1866; Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Occupational Safety and Health Act of 1970; the Employee Retirement Income Security Act of 1974; the Rehabilitation Act of 1973; Sections 1981 through 1988 of Title 42 of the United States Code; the Equal Pay Act of 1963; the Americans with Disabilities Act of 1990; the Americans with Disabilities Act Amendments Act; the Family and Medical Leave Act of 1993; the Worker Adjustment and Retraining Notification Act of 1989; the Uniformed Services Employment and Reemployment Rights Act of 1994; the Fair Credit Reporting Act; the Genetic Information Nondiscrimination Act of 2008, in each case, including all amendments to the foregoing; and any claims or rights arising under the state statutes, laws, and/or regulations identified in Attachment 1 of this Agreement. b. Nothing in this Agreement constitutes a release or waiver by you of, or prevents you from making or asserting: (i) any claim or right you may have under COBRA; (ii) any claim or right you may have for unemployment insurance or workers’ compensation benefits; (iii) any claim to vested benefits under the written terms of a qualified employee pension benefit plan; (iv) any medical claim incurred during your employment that is payable under applicable medical plans or an employer-insured liability plan; (v) any claim or right that may arise after the execution of this Agreement; (vi) any claim or right you may have under this Agreement; or (vii) any claim that is not otherwise waivable under applicable law. c. You hereby represent and warrant that you are not aware of any claims you have or might have against any of the Releasees that are not included in the Released Claims. Moreover, you acknowledge that you have not made any claims or allegations, the factual foundation for which involves discrimination, retaliation, sexual harassment or sexual assault or abuse. To the fullest extent permitted by law, any dispute DocuSign Envelope ID: 45D24055-EB01-44FF-B409-E1D35424D9B6

February 15, 2023 Page 5 regarding the scope of this general release shall be resolved through WeWork’s Employee Dispute Resolution Program. d. In addition, you also agree to waive any right to bring, maintain, or participate in a class action, collective action, or representative action against the Company and/or the Releasees to the fullest extent permitted by law. You agree that you may not serve as a representative of a class action, collective action, or representative action, may not participate as a member of a class action, collective action, or representative action, and may not recover any relief from a class action, collective action, or representative action. You further agree that if you are included within a class action, collective action, or representative action, you will take all steps necessary to opt-out of the action or refrain from opting in, as the case may be. You are not waiving any right to challenge the validity of this paragraph 8(d) on any grounds that may exist in law and equity. However, the Company and the Releasees reserve the right to attempt to enforce this Agreement, including this paragraph 8(d), in any appropriate forum. 9. Permitted Conduct: a. Nothing in this Agreement prohibits or prevents you from filing a charge with or participating, testifying, or assisting in any investigation, hearing, or other proceeding before the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board or a similar agency enforcing federal, state or local anti-discrimination laws. However, to the maximum extent permitted by law, you agree that if such an administrative claim or charge is made to such an anti-discrimination agency, you shall not be entitled to recover any individual monetary relief or other individual remedies in connection with such claim or charge. In addition, nothing in this Agreement, including but not limited to the release of claims nor the confidentiality requirements, prohibits you from: (i) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity including, but not limited to, the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Congress, or any agency Inspector General, or otherwise participating, assisting or testifying in any proceeding or investigation by any such agency or entity; (ii) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (iii) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange Commission and/or the Occupational Safety and Health Administration. Moreover, nothing in this Agreement prohibits or prevents you from receiving individual monetary awards or other individual relief by virtue of participating in such federal whistleblower programs. Nor does this Agreement require you to obtain prior authorization from the Company before engaging in any conduct described in this paragraph, or to notify the Company that you have engaged in any such conduct. b. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, you shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made to your attorney in relation to a lawsuit for retaliation against you for reporting a suspected violation of law; or (iii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. DocuSign Envelope ID: 45D24055-EB01-44FF-B409-E1D35424D9B6

February 15, 2023 Page 6 c. Nothing in this Agreement prohibits or prevents you from discussing any sexual assault or sexual harassment dispute not-yet initiated as of the Effective Date in which the conduct at issue in such dispute is alleged to have violated federal, tribal or state law. 10. No Admission of Liability: Neither this Agreement nor the furnishing of the consideration for this Agreement shall be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of the Company or the Releasees. This Agreement shall be afforded the maximum protection allowable under the Federal Rules of Evidence 408 and/or any other state or federal provisions of similar effect. 11. Proprietary Information/Return of Company Property/No Access To Computer System: You acknowledge that, during the course of your employment, you may have had and will have access to certain proprietary information and trade secrets of the Company, including but not limited to blueprints, procedures, manuals, customer lists, personal information, financial information, pipeline, and pricing information, and you hereby acknowledge and agree that you will not download, copy, transfer, scrape, share, or otherwise remove said proprietary information. You further hereby acknowledge that, by no later than your Separation Date, you will have returned to the Company all property or data of the Company of any type whatsoever that has been in your possession, custody, or control, including, but not limited to, all keycards, computer access codes, passwords, computer software and hardware, documents, Company personal information, Company credit cards, records and files, and any other equipment, data, and property of the Company (“Company Property”). You affirm that, by no later than your Separation Date, you will have deleted all Company Property, including but not limited to Company emails, text messages, voicemails, documents, and similar data on your personal property, including but not limited to cellular device(s), computer(s), iPad(s), shared drives, external storage devices, or other media capable of storage except that you shall continue to preserve any Company emails, text messages, voicemails and similar data on your personal device(s) subject to any litigation hold or preservation directive until such time as the litigation hold notices or preservation directives are rescinded. You agree not to access, view, alter, scrape, share, or use any Company Property; or access, view, alter, scrape, or share access to any Company’s computer systems, or attempt to do so, subsequent to the Separation Date, unless specifically requested by the Company. In the event you later procure, obtain or learn that you are in possession or control of any Company Property or you have access to Company's computer systems subsequent to the Separation Date, you affirm that you will immediately secure and keep strictly confidential such Company Property, cease access to Company's computer systems, and contact Company at Privacy@wework.com or your attorney (as appropriate) for instructions on how to handle. You also affirm that you are in possession of all of your personal property that you had while employed by the Company by no later than the Separation Date, and that, once you have done so, the Company is not in possession of any of your personal property. You affirm that by no later than the Separation Date, you will update any social networking site (e.g., LinkedIn) to indicate you are no longer affiliated with the Company. For purposes of this paragraph 11, the term “Company” means the Company and all of its affiliates. 12. Cooperation: After the Separation Date, at the request of the Company, you agree to cooperate with, and assist, the Company as to matters that occurred during your employment and for which you have knowledge about or have been involved with during your employment with the Company, including with respect to any action, claim, investigation, arbitration or proceeding. You understand and agree that such cooperation may include making yourself reasonably available for preparation for hearings, proceedings or litigation, providing sworn statements and affidavits, and for attendance at any pre-trial discovery and trial sessions in which the Company is a subject, target, or party and as to which DocuSign Envelope ID: 45D24055-EB01-44FF-B409-E1D35424D9B6

February 15, 2023 Page 7 you may have pertinent information. The Company shall reimburse you for reasonable pre-approved out- of-pocket expenses incurred in connection with such cooperation. 13. Confidentiality: Subject to paragraph 9 and except as expressly permitted in Attachment 1, you agree not to disclose any information regarding the underlying facts leading up to or the existence or substance of this Agreement (including its Attachments), except to your spouse, domestic partner, tax advisor, an attorney with whom you choose to consult regarding your consideration of this Agreement, and/or to any federal, state or local government agency. Any breach of this confidentiality provision shall be deemed a material breach of this Agreement. 14. Continuing Obligations: Subject to paragraph 9 and except as expressly permitted in Attachment 1, you hereby acknowledge that the terms of and your obligations under the Invention, Non- Disclosure, Non-Competition (if applicable) and Non-Solicitation Agreement (your “Restrictive Covenants Agreement”), including without limitation, Section 2 (Proprietary and Confidential Information), Section 3 (Developments), Section 5 (Non-Competition (if applicable) and Non-Solicitation) and Section 9 (Non- Disparagement), if applicable, remain in full force and effect after the Separation Date and are incorporated herein by reference and expressly made part of this Agreement. 15. Enforcement of Rights; Injunctive Relief: The parties acknowledge and agree that in the event of an actual or threatened breach by you of paragraphs 11, 13, 14, or 17, the Company will suffer substantial irreparable harm for which there is no adequate remedy at law. In recognition of the foregoing, the parties agree that, in addition to such other remedies as the Company may have at law, without posting any bond or security or requirement for proof of actual damages, the Company shall be entitled to seek equitable relief from a court of competent jurisdiction in the form of specific performance, temporary, preliminary or permanent injunctive relief, or any other equitable remedy which may be available in aid of, or in addition to, any proceeding pursuant to WeWork’s Employee Dispute Resolution Program. The seeking or availability of such equitable relief shall not affect the Company’s right to seek and obtain damages or other relief from a court of competent jurisdiction or pursuant to WeWork’s Employee Dispute Resolution Program on account of any actual or threatened breach by you of paragraphs 11, 13, 14, or 17. 16. Breach of Agreement: In the event that you breach any obligation under paragraphs 11, 12, 13, 14, or 17 of this Agreement or the Restrictive Covenants Agreement, the Company shall be relieved of any obligation hereunder to provide the payments and benefits set forth in paragraphs 3 and 4 to you and, if applicable, your vested stock options will no longer be exercisable (to the extent that you have not previously exercised them) and such vested stock options and any time-vested RSUs then held by you will be forfeited in their entirety for no additional consideration. Notwithstanding any such relief, all of the other terms of this Agreement, including, without limitation, your release of claims against the Company and the Releasees, shall remain in full force and effect. The remedies provided for in this paragraph shall not be construed to be exclusive and do not bar any other claims for relief. 17. Non-Disparagement: Except as expressly permitted in paragraph 9 above or in Attachment 1, you agree that you will not defame or disparage the Company or Releasees, or defame, disparage or criticize its business, products and services in any medium or to any person without limitation in time. 18. Notice to Company: Subject to paragraph 9 above and Attachment 1, upon service on you, or anyone acting on your behalf, of any order or other legal process requiring you to divulge DocuSign Envelope ID: 45D24055-EB01-44FF-B409-E1D35424D9B6

February 15, 2023 Page 8 information prohibited from disclosure under this Agreement, you shall immediately notify the Company’s Chief Legal Officer by email or by overnight mail at We Work Management LLC, 75 Rockefeller Plaza, Floor 10, New York, NY 10019, Attn: Chief Legal Officer, of such service and of the content of any testimony or information to be provided pursuant to such order or process and will cooperate with the Company if the Company shall contest or seek to quash such order or other legal process. 19. Attorneys’ Fees: If any challenge is brought to enforce the terms of paragraphs 11, 13, 14, or 17 of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled, as may be permitted by law. 20. Complete Agreement: This Agreement (and its Attachments) sets forth the entire agreement between you and the Company with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements, whether written or oral, relating to such subject matter, between you and the Company, except for your Indemnity Agreement (dated October 21, 2021 between you and WeWork Inc.), Restrictive Covenants Agreement, Award Documents, and WeWork’s Employee Dispute Resolution Program, which are incorporated herein by reference and remain in full force and effect, except as otherwise specifically provided herein. You acknowledge that neither the Company nor the Releasees or their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing you to execute the Agreement, and you acknowledge that you have executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that you are executing this Agreement voluntarily, free of any duress or coercion. 21. Severability: The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release and the waiver of claims set forth above shall otherwise remain effective to release any and all other Released Claims. 22. Modification; Counterparts; Facsimile/PDF Signatures: It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by you and an authorized representative of the Company. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of a facsimile or PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be admissible in any legal proceeding as if an original. 23. Review of Separation Agreement: You acknowledge that: a. you have been provided at least fourteen (14) calendar days to review and consider this Agreement (and its Attachments) and, if you knowingly and voluntarily choose to do so, you may accept the terms of this Agreement before the fourteen (14) day consideration period has expired; b. you agree that changes to the Company’s offer contained in this Agreement, whether material or immaterial, will not re-start the fourteen (14) day consideration period provided for above; DocuSign Envelope ID: 45D24055-EB01-44FF-B409-E1D35424D9B6

February 15, 2023 Page 9 c. the Company advises you to consult with an attorney of your choice prior to signing this Agreement; d. you fully understand the significance of all of the terms and conditions of this Agreement (and its Attachments); and e. you are signing this Agreement voluntarily and of your own free will and agree to all of the terms and conditions contained in it. 24. Effective Date: This Agreement is effective on the date you sign it (the “Effective Date”). 25. Expiration of Offer: The offer set forth in this Agreement expires at 11:59 p.m. local time in the jurisdiction where you last worked for the Company on the fourteenth (14th) day after delivery of this Agreement to you, i.e., March 1, 2023 (the “Expiration Date”). If you fail to execute and return this Agreement to the Company within the time specified in this paragraph, the promises and agreements made by the Company herein will be revoked. 26. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction where you last worked for the Company without regard to its conflict of laws provision. 27. Section 409A. This Agreement is intended to comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and its corresponding regulations with respect to amounts, if any, subject thereto and shall be interpreted, construed and performed consistent with such intent. Payments and/or benefits under this Agreement are intended to be exempt from Section 409A under the “short-term deferral” exception, to the maximum extent applicable, and then under the “separation pay” exception, to the maximum extent applicable. For purposes of Section 409A, each payment hereunder shall be treated as a separate payment, and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. In no event may you, directly or indirectly, designate the taxable year of a payment. Notwithstanding any provision of this Agreement to the contrary, in no event shall the timing of your execution of this Agreement, directly or indirectly, result in you designating the taxable year of payment of any amounts of nonqualified deferred compensation subject to Section 409A, and if a payment could be made in more than one taxable year, payment shall be made in the later taxable year, to the extent required by Section 409A to avoid adverse tax consequences. All payments to be made upon a termination of active employment under this Agreement may only be made upon a “separation from service” under Section 409A. If at the time of your “separation from service” (within the meaning of Section 409A), you are a “specified employee” (within the meaning of Section 409A) and an amount payable pursuant to this Agreement constitutes “nonqualified deferred compensation” under Section 409A, the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first day of the seventh month following such separation from service. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits contemplated under this Agreement are exempt from Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by you on account of non-compliance with the requirements of Section 409A. DocuSign Envelope ID: 45D24055-EB01-44FF-B409-E1D35424D9B6

February 15, 2023 Page 10 [signature page follows] DocuSign Envelope ID: 45D24055-EB01-44FF-B409-E1D35424D9B6

February 15, 2023 Page 11 You acknowledge that you have carefully read and understand the entire terms of this Agreement (and all Attachments); that you know and understand the legally binding effect of this Agreement and have been advised to review this Agreement and its Attachments with an attorney of your choice prior to executing this Agreement (and you have done so, or knowingly and voluntarily chosen not to); and that you voluntarily and knowingly agree to the terms of this Agreement. If you agree to abide by the terms outlined in this Agreement, please sign this Agreement below and also sign the attached copy and return via Docusign or to peoplehelpdesk@wework.com. I wish you the best in your future endeavors. WE WORK MANAGEMENT LLC By: __________________________ Jared DeMatteis Name: Susan Catalano Title: Chief People Officer Date:________________________ Date: February 15, 2023 DocuSign Envelope ID: 45D24055-EB01-44FF-B409-E1D35424D9B6 February 19, 2023

February 15, 2023 Page 12 ATTACHMENT 1 CALIFORNIA California's Fair Employment and Housing Act, the Unruh Civil Rights Act, the California Business and Professions Code, California Equal Pay Law, California Family Rights Act, California Pregnancy Disability Leave Law, California WARN law, any applicable California Industrial Welfare Commission Wage Order, wrongful termination in violation of public policy (Tameny claims), and the California Constitution, all as amended, or any common law. Only to the extent California law is applicable to your employment with the Company by virtue of you having been based in California during such employment, nothing in the Agreement, including but not limited to the release of claims nor the confidentiality requirements, prohibits you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or other conduct that you have reason to believe is unlawful. Release of Unknown Claims. You expressly agree to waive the protection of Section 1542 of the California Civil Code because you are releasing all claims, whether known or unknown. You acknowledge that you have had the opportunity to consult with legal counsel regarding the purpose and effect of this unlimited release of unknown and unsuspected claims and the waiver of Section 1542 which provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. Being aware of said Code section, you hereby expressly waive and relinquish any rights or benefits granted by Section 1542, as well as under any other state or federal statutes or common law principles of similar effect. NEW YORK The New York State Executive Law (including its Human Rights Law), the New York City Administrative Code (including its Human Rights Law), the New York Equal Pay Law, the New York Equal Rights Law, the New York Off-Duty Conduct Lawful Activities Discrimination Law, the New York State Labor Relations Act, the New York Whistleblower Statute, the New York Family Leave Law, the New York Wage and Hour Laws, the New York WARN Laws, the New York Civil Rights Law, the New York State Corrections Law, the New York City Earned Sick Time Act (Paid Sick Leave Law), the retaliation provisions of the New York State Workers’ Compensation Law, the New York State False Claims Act, the New York State Rights of Persons with Disabilities Law, the New York State Nondiscrimination Against Genetic Disorders Law, the New York State Smokers’ Rights Law, the New York AIDS Testing Confidentiality Act, the New York Genetic Testing Confidentiality Law, the New York Discrimination by Employment Agencies Law, the New York Bone Marrow Leave Law, the New York Adoptive Parents Child Care Leave Law, the New York State Constitution, and the New York City Charter, all as amended. DocuSign Envelope ID: 45D24055-EB01-44FF-B409-E1D35424D9B6

February 15, 2023 Page 13 ATTACHMENT 2 GENERAL RELEASE AND WAIVER OF CLAIMS (This Attachment 2 must be signed on, but not before, your Separation Date) In exchange for the payments, benefits, and other consideration provided by We Work Management LLC as set forth in the Transition Agreement and General Release (the “Agreement”), which you hereby acknowledge and agree are just and sufficient consideration for the waivers, releases and commitments set forth herein, you hereby knowingly and voluntarily release and waive any claims you may have against the Company and its current and former owners, representatives, agents, officers, shareholders, partners, members, employees, directors and agents thereof, both individually and in their business capacities, attorneys, subscribers, subsidiaries, affiliates (including, but not limited, to WeWork Companies LLC and WeWork Inc. (formerly known as The We Company)), predecessors, successors and assigns, and the Company’s employee benefit plans and programs and their administrators and fiduciaries (collectively, the “Releasees”), whether known or not known, asserted or unasserted, that arise out of or are in any way related to events, acts, conduct or omissions occurring prior to the date that you sign this Attachment 2 (collectively, the “Released Claims”). The Released Claims include, but are not limited to, claims under any employment laws (including, but not limited to, claims of unlawful discharge), breach of contract (including, but not limited to, breach of the Award Documents (as defined in the Agreement)), breach of the covenant of good faith and fair dealing, all tort claims (including, but not limited to, claims for fraud, violation of public policy, defamation, physical injury or emotional distress), claims for compensation or benefits arising out of your employment or your separation of employment (including, but not limited to, salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, or stock options, profits interests, restricted stock units or other ownership interests in the Company or any of its affiliates); except, if you are a California employee, this wage release of wage claims is limited to disputed wages; claims under any federal, state or local law, rule, regulation or ordinance, and any contract, tort, constitutional or common law claim, including, without limitation any claims or actions under the Civil Rights Act of 1866; Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Occupational Safety and Health Act of 1970; the Employee Retirement Income Security Act of 1974; the Rehabilitation Act of 1973; Sections 1981 through 1988 of Title 42 of the United States Code; the Equal Pay Act of 1963; the Americans with Disabilities Act of 1990; the Americans with Disabilities Act Amendments Act; the Family and Medical Leave Act of 1993; the Age Discrimination in Employment Act of 1967 (“ADEA”) (including the Older Workers Benefit Protection Act (“OWBPA”)); the Worker Adjustment and Retraining Notification Act of 1989; the Uniformed Services Employment and Reemployment Rights Act of 1994; the Fair Credit Reporting Act; the Genetic Information Nondiscrimination Act of 2008, in each case, including all amendments to the foregoing; and any claims or rights arising under the state statutes, laws, and/or regulations identified in Attachment 2 to the Agreement. You hereby represent and warrant that you are not aware of any claims you have or might have against any of the Releasees that are not included in the Released Claims. Moreover, you acknowledge that you have not made any claims or allegations, the factual foundation for which involves discrimination, retaliation, sexual harassment or sexual assault or abuse. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be resolved through WeWork’s Employee Dispute Resolution Program. DocuSign Envelope ID: 45D24055-EB01-44FF-B409-E1D35424D9B6

February 15, 2023 Page 14 In addition, you also agree to waive any right to bring, maintain, or participate in a class action, collective action, or representative action against the Company and/or the Releasees to the fullest extent permitted by law. You agree that you may not serve as a representative of a class action, collective action, or representative action, may not participate as a member of a class action, collective action, or representative action, and may not recover any relief from a class action, collective action, or representative action. You further agree that if you are included within a class action, collective action, or representative action, you will take all steps necessary to opt-out of the action or refrain from opting in, as the case may be. You are not waiving any right to challenge the validity of this paragraph on any grounds that may exist in law and equity. However, the Company and the Releasees reserve the right to attempt to enforce this Attachment 2, including this paragraph, in any appropriate forum. You also understand and acknowledge that you have received all amounts due from the Company relating to your employment with the Company, including but not limited to, all wages earned, sick pay, personal leave pay, vacation pay, and/or overtime pay. Further, by executing this Attachment 2, you acknowledge that you have accurately reported to the Company the daily or weekly hours you worked for the Company to the extent that Company policy required you to do so; that the Company has paid you all salary, wages, and other compensation it owes you; and that you had the opportunity prior to signing this Agreement to raise to the Company any concerns or complaints about these or any other matters regarding your employment, compensation and/or affiliation with the Company and have done so. You further acknowledge that the salary you received was intended to and did pay you for all of the hours you worked. Other than as expressly agreed to in the Agreement, you acknowledge that the Company does not owe you any other amounts. Nothing in this Attachment 2 constitutes a release or waiver by you of, or prevents you from making or asserting: (i) any claim or right you may have under COBRA; (ii) any claim or right you may have for unemployment insurance or workers’ compensation benefits; (iii) any claim to vested benefits under the written terms of a qualified employee pension benefit plan; (iv) any medical claim incurred during your employment that is payable under applicable medical plans or an employer-insured liability plan; (v) any claim or right that may arise after the execution of this Attachment 2; (vi) any claim or right you may have under this Attachment 2; or (vii) any claim that is not otherwise waivable under applicable law. By signing this Attachment 2, you understand and acknowledge that: . you have been provided at least twenty-one (21) calendar days to review and consider this Attachment 2 and, if you knowingly and voluntarily choose to do so, you may accept the terms of this Agreement before the twenty-one (21) day consideration period has expired (which must be executed on, but not before, the Separation Date); . you agree that changes to the Company’s offer contained in this Attachment 2, whether material or immaterial, will not re-start the twenty-one (21) day consideration period provided for above; . you may revoke this Attachment 2 within seven (7) calendar days of signing this document by giving written notice to We Work Management LLC, 75 Rockefeller Plaza, Floor 10, New York, NY 10019, Attn: Chief Legal Officer. Any revocation must be submitted in writing, and state: “I hereby revoke my acceptance of our agreement” or words to that effect. The revocation must be personally delivered to the Chief Legal Officer or the Chief Legal Officer’s designee, or mailed to the Chief Legal Officer and postmarked within seven (7) calendar days after you sign this Attachment 2; DocuSign Envelope ID: 45D24055-EB01-44FF-B409-E1D35424D9B6

February 15, 2023 Page 15 . the Company advises you to consult with an attorney of your choice prior to signing this Attachment 2; . you fully understand the significance of all of the terms and conditions of this Attachment 2; and . you are signing this Attachment 2 voluntarily and of your own free will and agree to all of the terms and conditions contained in it. You understand and acknowledge that the transition benefits set forth in paragraph 4 of the Agreement will not be provided to you until you have executed the Agreement and this Attachment 2. This Attachment 2 incorporates by reference, as if set forth fully herein, all terms and conditions of the Agreement between you and the Company, including the recitation of consideration provided by the Company. By signing this Attachment 2, you waive, release and forever discharge any and all claims that may have arisen through the date of your execution of this Attachment 2. UNDERSTOOD, AGREED TO AND ACCEPTED WITH THE INTENTION TO BE LEGALLY BOUND: __________________________________ Employee Signature __________________________________ Jared DeMatteis Date: ____________________________ DocuSign Envelope ID: 45D24055-EB01-44FF-B409-E1D35424D9B6